SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                FINDEX.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Nevada                            88-0379462
     (State of Other Jurisdiction     (I.R.S. Employee Identification No.)
            of Incorporation)

                               11640 Arbor Street
                                    Suite 201
                              Omaha, Nebraska 68144
                                 (402) 333-1900
                    (Address of Principal Executive Offices)

              Consulting Agreement with World Trade Partners, Inc.
                            (Full Title of the Plan)

                                  Steven Malone
                      President and Chief Executive Officer
                               11640 Arbor Street
                                    Suite 201
                              Omaha, Nebraska 68144
                     (Name and Address of Agent For Service)

                                 (402) 333-1900
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            Michael M. Membrado, Esq.
                              Membrado Montell, LLP
                         535 West 34th Street, 2nd Floor
                            New York, New York 10001

                         CALCULATION OF REGISTRATION FEE

                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE      OFFERING PRICE PER        AGGREGATE           AMOUNT OF
        REGISTERED           REGISTERED (1)         SHARE (2)          OFFERING PRICE     REGISTRATION FEE
--------------------------- ----------------- ----------------------- ------------------ --------------------
 Common Stock, par value     500,000 Shares           $0.145               $72,500             $18.13
     $.001 per share

-----------------------
     (1) This Registration Statement relates to 500,000 shares of the Registrant's Common Stock, par value $.001 per share, which are to be issued to Joseph Safina pursuant to the terms of a Consulting Agreement with World Trade partners, Inc. In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933.

     (2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) based on the average of the bid and asked prices of the Common Stock as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on October 16, 2001.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

The information required to be provided pursuant to this Item to the individual participant, Joseph Safina is set forth in the consulting agreement between Findex.com, Inc. (the "Registrant") and World Trade Partners, dated October 15, 2001 (the "Consulting Agreement").
See Exhibit 4.1.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Written statement required to be provided to participants pursuant to this Item
2:

We will provide without charge to each participant in the Consulting Agreement, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to FindEx.com, Inc., 11640 Arbor Street, Suite 201, Omaha, Nebraska 68144, Telephone: (402) 333-1900.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Findex.com, Inc. (the "Registrant") Findex.com, Inc. (the "Registrant")with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Registrant with the Commission since December 31, 2000;

          (c) The description of the Registrant's Common Stock contained in the Registrant's 8-K12G filed with the Commission on March 15, 2000 and any amendments of reports filed for the purpose of updating the descrioption; and

          (d) Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities being registered by this Registration Statement are being passed upon for the Registrant by Membrado & Montell, LLP. As of the date of this Registration Statement, Membrado & Montell, LLP owned warrants to purchase up to 150,000 shares of the Registrant's Common Stock at a purchase price of $0.01 per share.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for indemnification of the directors of FindEx. In addition, our Bylaws provide for indemnification of our directors, officers, employees or agents. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant.

In addition, Nevada law authorizes a Nevada corporation to indemnify its officers and directors against claims or liabilities arising out of such person's conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company for which they serve. Specifically, Section 78.7502 of the Nevada Revised Statutes (discretionary and mandatory indemnification of officers, directors, employees and agents: general provisions) provides as follows:

      1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Nevada Revised Statutes 78.751 (Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses) provides as follows:

      1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

            Commission Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.     EXEMPTIONS FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The Exhibits to this registration statement are listed in the index to Exhibits.

ITEM 9.     UNDERTAKINGS.

a)   The undersigned Registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

          ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on October 15, 2001.

FINDEX.COM, INC.

By: /s/ Steven Malone
    -----------------
        Steven Malone, President
        and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                                 Date

/s/ Benjamin Marcovitch   Chairman of the Board                 October 15, 2001
-----------------------
Benjamin Marcovitch

/s/ John Kuehne           Director                              October 15, 2001
---------------
John A. Kuehne

/s/ Henry M. Washington   Director                              October 15, 2001
-----------------------
Henry M. Washington

/s/_Sheldon H. Becher     Director                              October 15, 2001
---------------------
Sheldon H. Becher

/s/_Steven P. Malone     President and Chief Executive Officer  October 15, 2001
--------------------
Steven P. Malone         (principal executive officer)

/s/ Kirk R. Rowland      Vice President of Finance              October 15, 2001
-------------------
Kirk R. Rowland         (principal financial and accounting  officer)

                                INDEX TO EXHIBITS
Exhibit
Number        Description

4.1 Consulting Agreement dated as of October 15, 2001 by and between the Registrant and World Trade Partners, Inc.

5.1  Opinion of Membrado & Montell, LLP

23.1 Consent of Independent Certified Public Accountants, Chisolm & Associates

23.2 Consent of Membrado & Montell, LLP (contained in Exhibit 5.1 to this Registration Statement)

Exhibit 4.1

                              CONSULTING AGREEMENT

     AGREEMENT made this 15th day of October 2001, by and among FindEx.com, Inc. (the "Client"), World Trade Partners Inc. (the "Consultant"), and Joseph Safina (the "Principal").

                               W I T N E S S E T H

     WHEREAS, the Client is engaged in the business of software development, sales, and marketing and the Client desires to improve and grow its operations, and

     WHEREAS, the Client desires to secure the efforts of consultants capable of providing and developing strategic plans, increasing and developing sales and other related services, and

     WHEREAS, the Consultant desires to provide services to Client;

     WHEREAS, Client desires to retain the services of Consultant as provided herein; and

     WHEREAS, Principal is the sole shareholder of Consultant.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. APPOINTMENT. Client hereby appoints and engages Consultant as its advisor and hereby retains and employs Consultant on the terms and conditions of this Consulting Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

2. ENGAGEMENT. Client engages Consultant to provide the services described in paragraph 3 herein. Consultant accepts said engagement and Client as a client, and agrees to provide services to Client as further described in paragraph 3 below and subject to the provisions of this Consulting Agreement.

3. AUTHORITY AND DESCRIPTION OF SERVICES. During the term of this Consulting Agreement, Consultant shall furnish some or all of the various services from time to time as requested by the Client and agreed upon by the parties as described herein as follows:

     A. Develop an in-depth familiarization with the Client's business objectives and bring to its attention potential or actual opportunities, which meet those objectives or logical extensions thereof.

     B. Comment on the Client's corporate development including such factors as position in competitive environment, financial performance vs. competition, strategies, operational viability, etc.

     C.   Evaluate the Client's employees.

     D.   Evaluate the Client's website development.

     E. Consultant shall not be required to perform any investment banking related activities on behalf of the Client as a condition of this Agreement. For the purposes of this Agreement, "investment-banking related activities" shall be defined as being any of the following:

          i. The location, negotiation and/or securing of public or private debt for Client.

          ii. The location, negotiation and/or securing of any public or private equity for Client.

          iii. The production of any documentation that is to be utilized for the purposes and activities as relating to the activities as outlined in subheadings (A) and (B) above.

4. TERM OF AGREEMENT. This Consulting Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of one (1) year. It is expressly acknowledged and agreed by and between the parties hereto that Consultant shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down payment) in U.S. funds, and/or other specified and/or agreed valuable consideration, has been received by Consultant as outlined on Addendum "A". Time is of the essence with respect to payment by Client to Consultant.

5. WHERE SERVICES SHALL BE PERFORMED. Consultant's services shall be performed at the main office location of Consultant or other such designated location(s) as Consultant and Client agree are the most advantageous for the work to be performed.

6. LIMITATIONS ON SERVICES. The parties hereto recognize that certain responsibilities and obligations are imposed by Federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant and Principal agrees as follows:

     A. NOT to release any financial or other information or data about Client to ant third party individuals, groups or entities without the prior written consent of the Client.

     B. NOT to conduct any meetings with financial analysts without (i) informing Client reasonably in advance of any such proposed meeting, as well as the format and specific agenda of such meeting, and (ii) permitting Client to have a representative of Client attend such meeting.

     C. NOT to release any information about Client to any person/s, entity/ies, or group/s if Consultant is aware, or should be aware, that such information or data has not been generally released or promulgated.

6A. CONSULTANTS & PRINCIPALS S-8 COVENANTS. Insofar as the compensation payable by Client to the Consultant hereunder includes shares to be registered with the Securities Exchange Commission on an S-8 Registration Statement, the Consultant and Principal hereby acknowledge that they are aware of the prohibitions under applicable securities law on the S-8 registration of shares issued to consultants in connection with any services (i) relating to the offer or sale of securities in a capital-raising transaction, or
     (ii) that directly or indirectly promote or maintain a market for securities, and each does hereby covenant that it will not engage in any such activity for or on behalf of the Client under the Agreement or otherwise.

6B. CONSULTANTS & PRINCIPALS ACKNOWLEDGMENTS. Insofar as the compensation issuable to the Principal in connection herewith may cause the Principal to become a ten (10%) percent shareholder of the Client, or otherwise an "affiliate" of the Client for purposes of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), he is aware that he may be subject to the volume limitations imposed under Rule 144 of the Securities Act Rules and the short-swing trading limitations imposed under Section 16 of the Exchange Act. Further, the Principal acknowledges that he may be required to file a Form 3 under the Exchange Act.

7.   DUTIES OF CLIENT.

     A. Client shall supply Consultant, on a regular and timely basis with all approved data and information about Client, its management, its products, and its operations and Client shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.



8.   REPRESENTATION, UNDERTAKINGS AND INDEMNIFICATION.

     A. Client shall be deemed to make a continuing representation of the accuracy of any and al material facts; material, information and data which it supplies to Consultant and Client acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its functions hereunder.

     B. Subject to any limitations otherwise imposed herein, Consultant, in the absence of notice in writing from Client, will rely on the continuing accuracy of material, information and data supplied by Client.

     C. Client shall cooperate fully and timely with Consultant to enable Consultant to perform its duties and obligations under this Consulting Agreement.

     D. The execution and performance of this Consulting Agreement by Client has been duly authorized by the Board of Directors of Client.

     E. The performance by Client of this Consulting Agreement will not violate any applicable court decree or order, nor will it violate any provision of the organizational documents and/or bylaws of Client or any contractual obligation by which Client may be bound.

9.   REPRESENTATION AND INDEMNIFICATION OF CONSULTANT.

     A. The execution and performance of this Consulting Agreement by Consultant has been duly authorized by the Board of Directors of Consultant in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of Consultant.

     B. Consultant's activities pursuant to this Consulting Agreement or as contemplated by this Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer under Federal or State securities laws.

10. AGREEMENT NOT TO HIRE. Client acknowledges that Consultant has expended considerable time, effort and expense in training the respective employees of Consultant in the methods of operation, and that the employees of Consultant will acquire confidential knowledge and information as to accounts, customers and business patrons, as well as confidential knowledge and information concerning the methods, forms, contracts and negotiations of Consultant. Client agrees not to employ any employee of Consultant for a period of twelve months from the expiration or termination of this Contract, without the written consent of Consultant.

11.  COMPENSATION.

     A. Compensation payable to Consultant for all services hereunder, shall be paid by Client to Consultant by the means and in the manner or manners as described in "Addendum A", a copy of which is attached hereto and incorporated herein by this reference.

     B. All moneys payable hereunder shall be in U.S. funds and drawn on U.S. banks.

     C. For all special services, not within the scope of this Consulting Agreement, Client shall pay to Consultant such fee(s) as, and when, the parties shall determine in writing in advance of performance of said special services.

12. AMENDMENT. Client will not, by Amendment to its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of any term of this Consulting Agreement.

13. CONSULTANT AS AN INDEPENDENT CONTRACTOR. Consultant shall provide said services as an independent contractor, and not as an employee of Client or of any entity affiliated with Client. Consultant has no authority to bind Client or any affiliate of Client to any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith or with the acceptance of Client; thereby becoming the sole responsibility of Consultant. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Client employees. Consultant shall be solely responsible for any Federal, State or local taxes, and should Client for any reason by required to pay taxes at a later date. Consultant shall reassure such payment is made by Consultant and not by Client. Consultant shall be responsible for all workers compensation payments and herein holds Client harmless for any and all such payments and responsibilities related hereto.

14. CONSULTANT MAY ENGAGE IN CONFLICTING ACTIVITIES. Client hereby acknowledges notification by Consultant and understands that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does Client, and that Client is not an exclusive client of Consultant.

15. AMENDMENTS. This Consulting Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

16. SEVERABILITY. If any provision of this Consulting Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Consulting Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

17. TERMINATION OF THE AGREEMENT. This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 4 above except by agreement of the parties in writing or as follows:

     A. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

     B.   Upon the other party taking the benefit of any insolvency law;

     C. Upon the other party having or applying for a receiver appointed for either party; and/or

     D.   As provided for in Paragraph 20 below.

18. ARBITRATION. The parties agree to submit any controversy or claim arising out of, or relating to any provision(s) of the Agreement, or breach thereof, to binding Commercial Arbitration Rules of the American Arbitration Association of the state of incorporation of the client. Judgment upon the award rendered by the arbitrator(s) shall be final and binding on the parties and may be entered by either party in any court or forum, state or federal, having jurisdiction. If legal action is taken to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, interest, if applicable, plus arbitration cost for the expense of collection or defense of the action.

19. NON-WAIVER. The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

20. EARLY TERMINATION. In the event Client unjustifiably or unreasonably fails or refuses to cooperate with Consultant, or unjustifiably or unreasonably fails or refuses to make timely payment of the compensation set forth above, Consultant shall have the right to terminate any further performance under this Consulting Agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and Consultant shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of Consultant's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

21. LIMITATION OF CONSULTANT LIABILITY. In the event Consultant fails to perform its work or services hereunder, its entire liability to Client shall not exceed the lesser of; (a) the amount of cash compensation Consultant has received from Client under paragraph 10 above or (b) the amount of cash, stock and other compensation Consultant has received from Client under Addendum A. In no event shall Consultant be liable to Client for any indirect, special or consequential damages, nor for any claim against Client by any person or entity arising from or in any way related to this Consulting Agreement.

22. OWNERSHIP OF MATERIALS. All rights, titles and interest in and to materials to be produced by Consultant in connection with this Consulting Agreement and other services to be rendered under said Consulting Agreement shall be and remain the sole and exclusive property of Consultant.

23.  MISCELLANEOUS.

     A. Effective date of representations shall be no later than the date of execution by the parties of this Consulting Agreement.

     B. Currency: In all instances, references to dollars shall be United States dollars.

24. NOTICES. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national or three
     (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Consulting Agreement to be given shall be given to the respective parties at the address first written above, on page one (1) of this Consulting Agreement.

25. PARENT AND SUBSIDIARY COMPANIES OR ENTITIES. This Consulting Agreement applies to all parent, subsidiary or affiliate Companies of Client.

26. EXCLUSION WITH RESPECT TO PARTNERSHIP. The parties agree that, in no way, shall this Consulting Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Consulting Agreement, any liability for the commitments of any other part of any type, kind or sort.

27. INUREMENT. This Consulting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

28. ENTIRE AGREEMENT. This Consulting Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Consulting Agreement, or relating to the business of Consultant. This Consulting Agreement supersedes all previous agreements between Consultant and Client.

29. DISCLAIMER. Consultant is not being retained to perform accounting or legal services on behalf of Client.

                    [Signatures Appear on the Following Page]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Consulting Agreement.

"CLIENT"                                    "CONSULTANT"

FINDEX.COM, INC.                            WORLD TRADE PARTNERS, INC.


By:     /s/ Steven Malone                  By: /s/ Joseph Safina
   ----------------------                    -------------------
  Name:     Steven Malone                   Name:  Joseph Safina
  Title:    President & CEO                 Title: President & CEO


"PRINCIPAL"

        /s/ Joseph Safina
------------------------------
             Joseph Safina

                                   ADDENDUM A

                                  Compensation

1,000,000 shares of Client common stock issuable to Principal in two separate traunches of 500,000 shares each, the first of which shall occur not later than the date ten (10) days from the date hereof, and the second of which shall occur not later than October 8, 2002. All shares issuable hereunder shall have been registered prior thereto on S.E.C. Form S-8, and shall be delivered in the form of certificates free of restrictive legends.

 EXHIBIT 5.1

                         [MEMBRADO & MONTELL LETTERHEAD]



By Hand Delivery

                                                                October 15, 2001
FindEx.com, Inc.
11640 Arbor Street
Suite 201
Omaha, Nebraska  68144

            Re:  FindEx.com, Inc. Registration Statement on Form S-8
                 ---------------------------------------------------

To the Board of Directors:

We have acted as counsel for FindEx.com, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 500,000 shares of common stock, par value $0.001 per share (the "Shares") issuable by the Company pursuant to a certain consulting agreement between the Company and World Trade Partners, Inc. (the "Consulting Agreement").

As such counsel, we have reviewed the Consulting Agreement. We have also examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

The opinions expressed herein are limited in all respects to the Nevada Revised Statutes, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, we are of the opinion that: (i) the Shares are duly authorized; and (ii) upon the issuance of the Shares, in accordance with the terms of the Consulting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                Very truly yours,

                                 /s/ Membrado & Montell, LLP
                                 ---------------------------
                                     Membrado & Montell, LLP

EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






FindEx.com, Inc.
11640 Arbor Street
Suite 201
Omaha, Nebraska  68144

     Re:  FindEx.com, Inc. Registration Statement on Form S-8

To the Board of Directors:

     We hereby consent to the incorporation by reference in the Registration Statement of FindEx.com, Inc. on Form S-8, of our report dated March 9, 2001, on our audit of the financial statements of FindEx.com, Inc. as of December 31, 2001 and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.


                                 Chisolm & Associates